THRIVENT MUTUAL FUNDS

Form N-SAR for

Fiscal Period Ended 4-30-2014

INDEX TO EXHIBITS

EXHIBIT NO.	ITEM

1.	Transactions effected pursuant to Rule 10f-3. (Item 77.O.)

N-SAR FILING

THRIVENT MUTUAL FUNDS

Transactions Effected Pursuant to Rule 10f-3

For the six months period ending April 30, 2014

Fund	Trade Date	CUSIP / ISIN	Issuer	144A	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
THRIVENT PARTNER WORLDWIDE ALLOCATION FUND	11/18/2013	445545AJ5	HUNGARY	Y	98.657	690,000	2,000,000,000	0.035%	DEUTSCHE BANK AKTIENGESELLSCHAFT	GOLDMAN SACHS INTERNATIONAL BNP PARIBAS SECURITIES CORP. CITIGROUP GLOBAL MARKETS INC. DEUTSCHE BANK SECURITIES INC.	0.175
THRIVENT PARTNER WORLDWIDE ALLOCATION FUND	01/15/2014	71656LAY7	PETROLEOS MEXICANOS	Y	99.252	220,000	3,000,000,000	0.007%	DEUTSCHE BANK AKTIENGESELLSCHAFT	GOLDMAN, SACHS & CO., DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED	0.200
THRIVENT PARTNER WORLDWIDE ALLOCATION FUND	02/10/2014	831594AF3	REPUBLIC OF SLOVENIA	Y	99.331	370,000	1,500,000,000	0..025%	BARCLAYS BANK PLC	GOLDMAN, SACHS & CO., BARCLAYS CAPITAL INC., J.P. MORGAN SECURITIES LLC	0.125
THRIVENT PARTNER WORLDWIDE ALLOCATION FUND	02/10/2014	831594AG1	REPUBLIC OF SLOVENIA	Y	98.247	1,020,000	2,000,000,000	0.051%	BARCLAYS BANK PLC	GOLDMAN, SACHS & CO., BARCLAYS CAPITAL INC., J.P. MORGAN SECURITIES LLC	0.175
THRIVENT PARTNER WORLDWIDE ALLOCATION FUND	02/12/2014	900123CG3	REPUBLIC OF TURKEY	Y	99.026	450,000	1,500,000,000	0.030%	MERRILL LYNCHG, PIERCE, FENNER & SMITH, INCORPORATED	GOLDMAN SACHS INTERNATIONAL BNP PARIBAS MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED	0.075
THRIVENT PARTNER WORLDWIDE ALLOCATION FUND	04/23/2014	9LN05PW47	NUMERICABLE GROUP SA	Y	100.000	100,000	NA	NA	J.P. MORGAN SECURITIES PLC	GOLDMAN, SACHS & CO., BARCLAYS CAPITAL INC., BNP PARIBAS SECURITIES CORP	0.000
THRIVENT PARTNER WORLDWIDE ALLOCATION FUND	04/24/2014	25714PCF3	DOMINICAN REPUBLIC	Y	100.000	100,000	NA	NA	J.P. MORGAN SECURITIES PLC	GOLDMAN, SACHS & CO., J.P. MORGAN SECURITIES LLC	0.000